Exhibit 99.1

Kaltura Announces Financial Results for Second Quarter 2022

NEW YORK, August 9, 2022 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the second quarter ended June 30, 2022, as well as outlook for the third quarter and full year 2022.

“Demand and operating performance in the second quarter came in as expected including closing important deals with the recently launched event platform and seeing leading indicators such as conversion of longer sales cycle deals, salesforce productivity, and new subscription bookings, which we believe support an expected return to growth in the fourth quarter,” said Ron Yekutiel, Co-founder, Chairman and Chief Executive Officer of Kaltura. “Given the macroeconomic outlook we are implementing a cost-reduction and re-organization plan that includes, among other things, downsizing approximately 10% of our employee base. Our re-organization plan is heavily focused on realigning our operations to further increase efficiency and productivity. We believe this necessary action will accelerate our return to the profitable growth that we achieved in previous years.”

Second Quarter 2022 Financial Highlights:

•    Revenue for the second quarter of 2022 was $42.0 million, an increase of 1% compared to $41.6 million for the second quarter of 2021.

•    Subscription revenue for the second quarter of 2022 was $38.0 million, an increase of 4% compared to $36.5 million for the second quarter of 2021.

•    Annualized Recurring Revenue (ARR) for the second quarter of 2022 was $151.0 million, an increase of 4% compared to $145.4 million for the second quarter of 2021.

•    GAAP Gross profit for the second quarter of 2022 was $26.7 million, representing a gross margin of 64% compared to a GAAP gross profit of $26.0 million and gross margin of 62% for the second quarter of 2021.

•    Non-GAAP Gross profit for the second quarter of 2022 was $27.2 million, representing a non-GAAP gross margin of 65%, compared to a non-GAAP gross profit of $26.3 million and non-GAAP gross margin of 63% for the second quarter of 2021.

•    GAAP Operating loss was $15.5 million for the second quarter of 2022, compared to an operating loss of $5.8 million for the second quarter of 2021.

•    Non-GAAP Operating loss was $9.1 million for the second quarter of 2022, compared to a non-GAAP operating loss of $1.3 million for the second quarter of 2021.

•    GAAP Net loss was $17.3 million or $0.13 per diluted share for the second quarter of 2022, compared to a GAAP net loss of $2.7 million, or $0.37 per diluted share, for the second quarter of 2021.

•    Non-GAAP Net loss was $10.9 million or $0.08 per diluted share for the second quarter of 2022, compared to a non-GAAP net loss of $4.2 million, or $0.04 per diluted share, for the second quarter of 2021.

•    Adjusted EBITDA was $(8.5) million for the second quarter of 2022, compared to adjusted EBITDA of $(1.0) million for the second quarter of 2021.

•    Net Cash Provided by (Used in) Operating Activities was $(22.5) million for the second quarter of 2022, compared to $0.9 million for the second quarter of 2021.

Second Quarter 2022 Business Highlights and Post Quarter End Update:

•Closed important deals of Kaltura Events which automates the creation and management of all enterprise events, at scale. This includes, for example, a multimillion-dollar contract with a new customer, one of the big 4 accounting firms, who will be using the platform to power thousands of internal and external events globally. We also continued selling and renewing Flagship events along with our event services.
•Won the “Digital or Hybrid Event Platform of the Year” award at the Annual B2B Marketing MarTech Awards

•Were included as a Representative Vendor in the 2022 Gartner© “Market Guide for Event Technology Platforms” report*.
•Preparing to conduct our second annual “Virtually Live” event on November 15th, focusing on the future of events. Also launched Kaltura “Virtually Live Podcast” which includes weekly episodes with leading marketers from around the globe and across industries.
•Continued selling video and Cloud-TV content management offerings to corporations, education institutions, and Media & Telecom companies. This included this quarter a multimillion-dollar contract with a new major bank customer, making Kaltura now a provider to 5 of the 6 largest US banks.
•Continuing our investment in our new self-serve Webinar platform that fully integrates advanced video content management and publishing capabilities.
•In light of current market environment, conducting cost-cuts, including releasing approximately 10% of our employees. The goal is to accelerate our return to the profitable growth, we achieved in previous years.
•Total charges related to the headcount downsizing are expected to be around $1 million in the second half of 2022, and the annualized savings going forward are expected to be around $18 million.
•Reorganizing the company to improve efficiency and productivity and capture synergies, including by eliminating the EE&T and M&T business unit structure in favor of a single horizontal structure with mostly cross-company functions that run product development, marketing, sales, and professional services for the entire company.

Financial Outlook:

For the third quarter of 2022, Kaltura currently expects:

•    Subscription Revenue to grow by 0%-2% year-over-year to between $37.7 million and $38.4 million.
•    Total Revenue to decrease by 5%-3% year-over-year to between $40.8 million and $41.7 million.
•    Adjusted EBITDA to be negative in the range of $8 million to $10 million.

For the full year ending December 31, 2022, Kaltura currently expects:

•    Subscription Revenue to grow by 5%-7% year-over-year to between $152.1 million and $155.1 million.
•    Total Revenue to grow by 2%-4% year-over-year to between $168.4 million and $171.6 million.
•    Adjusted EBITDA to be negative in the range of $27 million to $32 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on August 9, 2022 to review its second quarter 2022 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	877-407-0789
International Toll:	+1-201-689-8562
Conference ID:	13728591

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations; the expected effects of our cost cuts, headcount reduction and reorganization plan, including the total charges and annualized savings expected to result therefrom; the expected effect of new releases on our business and financial performance; and general business conditions, including as a result of the pandemic related to COVID-19 and its variants.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to successfully execute or achieve the expected benefits of our restructuring plan and other cost saving measures, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; our ability to successfully execute or achieve the benefits of our cost-reduction and re-organization plan and other cost saving measures; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) preferred stock accretion and cumulative undeclared dividends; (2) stock-based compensation; (3) the amortization of acquired intangibles; (4) other non-recurring operating expenses; (5) remeasurement of warrants to fair value; and (6) facility exit and transition costs. Kaltura defines EBITDA as net profit (loss) before financial expenses, net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other non-recurring items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, foreign exchange rate fluctuations, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 62% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

*Gartner, Market Guide for Event Technology Platforms, May 2022 GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,660	$143,949
Marketable securities	34,890	—
Trade receivables	32,209	17,509
Prepaid expenses and other current assets	7,488	5,110
Deferred contract acquisition and fulfillment costs, current	10,496	9,079

Total current assets	140,743	175,647

LONG-TERM ASSETS:
Marketable securities	3,424	—
Property and equipment, net	12,221	9,503
Other assets, noncurrent	3,563	2,543
Deferred contract acquisition and fulfillment costs, noncurrent	22,696	22,621
Operating lease right-of-use assets	23,897	—
Intangible assets, net	1,526	1,909
Goodwill	11,070	11,070

Total noncurrent assets	78,397	47,646

TOTAL ASSETS	$219,140	$223,293

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$4,297	$2,794
Trade payables	8,024	6,480
Employees and payroll accruals	17,413	18,627
Accrued expenses and other current liabilities	14,546	18,496
Operating lease liabilities	1,346	—
Deferred revenue, current	51,904	51,689

Total current liabilities	97,530	98,086

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,475	1,953
Long-term loans, net of current portion	32,900	35,795
Operating lease liabilities, noncurrent	22,066	—
Other liabilities, noncurrent	2,101	2,185

Total noncurrent liabilities	58,542	39,933

TOTAL LIABILITIES	$156,072	$138,019
STOCKHOLDERS' EQUITY:
Common stock	13	13
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	426,037	412,776
Accumulated other comprehensive loss	(1,194)	—
Accumulated deficit	(356,907)	(322,634)

Total stockholders' equity	63,068	85,274

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$219,140	$223,293

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)

Revenue:
Subscription	$37,972	$36,467	$74,989	$68,808
Professional services	4,006	5,136	8,705	10,508

Total revenue	41,978	41,603	83,694	79,316

Cost of revenue:
Subscription	9,770	10,018	19,419	19,894
Professional services	5,519	5,604	11,315	11,309

Total cost of revenue	15,289	15,622	30,734	31,203

Gross profit	26,689	25,981	52,960	48,113

Operating expenses:

Research and development	14,441	11,787	29,314	22,687
Sales and marketing	16,416	10,524	31,032	20,685
General and administrative	11,338	9,440	22,775	17,387
Other operating expenses	—	—	—	1,724

Total operating expenses	42,195	31,751	83,121	62,483

Operating loss	15,506	5,770	30,161	14,370

Financial expenses (income), net	(241)	(4,497)	(56)	653

Loss before provision for income taxes	15,265	1,273	30,105	15,023

Provision for income taxes	2,082	1,446	4,168	3,252

Net loss	17,347	2,719	34,273	18,275

Preferred stock accretion and cumulative undeclared dividends	—	3,412	—	6,672

Net loss attributable to common stockholders	$17,347	$6,131	$34,273	$24,947

Net loss per share attributable to common stockholders, basic	$0.13	$0.24	$0.27	$0.98
Net loss per share attributable to common stockholders, diluted	$0.13	$0.37	$0.27	$0.98

Weighted average number of shares used in computing basic net loss per share attributable to common stockholders	129,745,162	25,768,411	128,794,256	25,538,010
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, diluted	129,745,162	32,836,110	128,794,256	25,538,010

Stock-based compensation included in above line items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)

Cost of revenue	$359	$185	$771	$466
Research and development	1,111	791	2,139	1,724
Sales and marketing	985	464	1,911	1,204
General and administrative	3,604	2,773	6,906	5,779

Total	$6,059	$4,213	$11,727	$9,173

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)

Enterprise, Education and Technology	$30,403	$30,237	$60,130	$57,555
Media and Telecom	11,575	11,366	23,564	21,761

Total	$41,978	$41,603	$83,694	$79,316

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)

Enterprise, Education and Technology	$20,701	$21,151	$41,467	$39,900
Media and Telecom	5,988	4,830	11,493	8,213

Total	$26,689	$25,981	$52,960	$48,113

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Six Months Ended June 30,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(34,273)	$(18,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of property and equipment	179	—
Depreciation and amortization	1,353	1,200
Stock-based compensation expenses	11,727	9,173
Amortization of deferred contract acquisition and fulfillment costs	5,066	3,165
Change in valuation of warrants to purchase preferred and common stock	—	(1,776)
Non-cash interest expenses	20	222
Non-cash expenses with respect to stockholders’ loans	—	882
Changes in operating assets and liabilities:
Increase in trade receivables	(14,700)	(6,612)
Decrease (increase) in prepaid expenses and other current assets and other assets, noncurrent	115	(1,945)
Increase in deferred contract acquisition and fulfillment costs	(6,517)	(9,719)
Increase (decrease) in trade payables	1,643	(177)
Increase (decrease) in accrued expenses and other current liabilities	(4,721)	3,112
Increase (decrease) in employees and payroll accruals	(1,214)	4,085
Decrease in other liabilities, noncurrent	(56)	(309)
Increase (decrease) in deferred revenue	(263)	11,279
Operating lease right-of-use assets and lease liabilities, net	(486)	—

Net cash used in operating activities	(42,127)	(5,695)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(38,393)	—
Purchases of property and equipment	(761)	(956)
Capitalized internal-use software	(3,076)	(1,255)
Investment in restricted bank deposit	(1,850)	—
Purchase of intangible assets	—	(79)

Net cash used in investing activities	(44,080)	(2,290)

Cash flows from financing activities:

Proceeds from long-term loans, net of debt issuance cost	—	41,915
Repayment of long-term loans	(1,500)	(28,833)
Principal payments on finance leases	(133)	(956)
Proceeds from exercise of stock options	754	277
Payment of debt issuance costs	(125)	—
Payment of deferred offering costs	—	(2,594)

Net cash provided by (used in) financing activities	(1,004)	9,809

Net increase (decrease) in cash, cash equivalents and restricted cash	(87,211)	1,824
Cash, cash equivalents and restricted cash at the beginning of the period	144,371	28,355
Cash, cash equivalents and restricted cash at the end of the period	$57,160	$30,179

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$26,689	$25,981	$52,960	$48,113
Stock-based compensation expense	359	185	771	466
Amortization of acquired intangibles	106	157	211	351
Non-GAAP gross profit	$27,154	$26,323	$53,942	$48,930
GAAP gross margin	64%	62%	63%	61%
Non-GAAP gross margin	65%	63%	64%	62%
Reconciliation of operating expenses
GAAP research and development expenses	$14,441	$11,787	$29,314	$22,687
Stock-based compensation expense	1,111	791	2,139	1,724
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$13,330	$10,996	$27,175	$20,963
GAAP sales and marketing	$16,416	$10,524	$31,032	$20,685
Stock-based compensation expense	985	464	1,911	1,204
Amortization of acquired intangibles	62	114	172	216
Non-GAAP sales and marketing expenses	$15,369	$9,946	$28,949	$19,265
GAAP general and administrative expenses	$11,338	$9,440	$22,775	$17,387
Stock-based compensation expense	3,604	2,773	6,906	5,779
Amortization of acquired intangibles	—	—	—	—
Facility exit and transition costs[1]	$214	$—	$214	$—
Non-GAAP general and administrative expenses	$7,520	$6,667	$15,655	$11,608
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(15,506)	$(5,770)	$(30,161)	$(14,370)
Stock-based compensation expense	6,059	4,213	11,727	9,173
Amortization of acquired intangibles	168	271	383	567
Other operating expenses[2]	—	—	—	1,724
Facility exit and transition costs[1]	214	—	214	—
Non-GAAP operating loss	$(9,065)	$(1,286)	$(17,837)	$(2,906)
GAAP operating margin	(37)%	(14)%	(36)%	(18)%
Non-GAAP operating margin	(22)%	(3)%	(21)%	(4)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$17,347	$6,131	$34,273	$24,947
Preferred stock accretion and cumulative undeclared dividends	—	3,412	—	6,672
Stock-based compensation expense	6,059	4,213	11,727	9,173
Amortization of acquired intangibles	168	271	383	567
Other operating expenses[2]	—	—	—	1,724
Facility exit and transition costs[1]	214	—	214	—
Remeasurement of warrants to fair value	—	(5,928)	—	(1,776)
Non-GAAP net loss attributable to common stockholders	$10,906	$4,163	$21,949	$8,587

Non-GAAP net loss per share - basic and diluted	$0.08	$0.04	$0.17	$0.08

Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share - basic and diluted	129,745,162	25,768,411	128,794,256	25,538,010
Additional shares giving effect to conversion of convertible and redeemable convertible preferred shares at the beginning of the period[3]	—	76,262,942	—	76,241,571
Weighted average number of ordinary shares outstanding used in computing basic and diluted net loss per share (non-GAAP)	129,745,162	102,031,353	128,794,256	101,779,581

1 Facility exit and transition costs for the three and six months ended June 30, 2022 include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.
2 Other operating expenses in the six months June 30, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement in connection with our initial public offering.
3 Assumes shares of common stock outstanding after accounting for the automatic conversion of the convertible and redeemable convertible preferred stock then outstanding into shares of common stock at the beginning of the fiscal year.

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$(17,347)	$(2,719)	$(34,273)	$(18,275)
Financial expenses, net (a)	(241)	(4,497)	(56)	653
Provision for income taxes	2,082	1,446	4,168	3,252
Depreciation and amortization	736	603	1,353	1,200
EBITDA	(14,770)	(5,167)	(28,808)	(13,170)
Non-cash stock-based compensation expense	6,059	4,213	11,727	9,173
Other operating expenses (b)	—	—	—	1,724
Facility exit and transition costs (c)	214	—	214	—
Adjusted EBITDA	$(8,497)	$(954)	$(16,867)	$(2,273)

(a)The three months ended June 30, 2022 and 2021, and the six months ended June 30, 2022 and 2021, include $0, $(5,928), $0 and $(1,776) respectively, of remeasurement of warrants to fair value, and $489, $611, $987 and $1,462, respectively, of interest expenses.
(b)Other operating expenses in the six months June 30, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement in connection with our initial public offering.

(c)    Facility exit and transition costs for the three and six months ended June 30, 2022 include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.

Reported KPIs

	June 30,
	2022	2021
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$150,950	$145,431
Remaining Performance Obligations	$172,732	$156,323

	Three Months Ended June 30,
	2022	2021
Net Dollar Retention Rate	100%	121%